EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

iMergent, Inc.

We consent to the incorporation by reference in Registration Statements No. 333-95205, No. 333-120432, and No. 333-120433 on Form S-8 of iMergent, Inc. of our report dated September 1, 2009 with respect to the consolidated financial statements and financial statement schedule of iMergent, Inc. contained in iMergent, Inc.’s Transition Report on Form 10-KT for the period ended December 31, 2009.

/s/ Tanner LC

Salt Lake City, Utah
March 2, 2010